Exhibit 4.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-6 (File No. 333-280943) of our report dated October 24, 2024, relating to the financial statement of Advisors Disciplined Trust 2248, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Other Matters” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
October 24, 2024